EXHIBIT 23.2

[SWEENEY, GATES & CO. LETTERHEAD]


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 5, 1998, related to the financial statements of Banner Holding Corp. and to the reference to our firm under the caption "Experts" in the prospectus.

                                      /s/ SWEENEY, GATES & CO.
                                          Sweeney, Gates & Co.


Fort Lauderdale, Florida
June 8, 1998